Exhibit 23.1



Logo

Woods & Dwyer, P.L.C.                        3101 N. Central Avenue - Suite 800
Certified Public Accounts                                Phoenix, Arizona 85012
                                                                 (602) 265-9700
                                                             Fax (602) 265-9600



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

PHC, Inc.
Peabody,  MA

We hereby consent to the use of our report dated October 23, 2003 on the financial statements of Pivotal Research Centers, LLC as of June 30,2003 and 2002 and for the years then ended included in the Current Report on Form 8-K/A of PHC, Inc.


Woods & Dwyer, P.L.C.
Phoenix, Arizona
May 12, 2004